Exhibit 11.1



                       BROADVISION, INC. AND SUBSIDIARIES

               STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS

                     (In thousands, except per share data)

                                                            Year Ended December 31,
                                                  -------------------------------------------
                                                      1997            1996           1995
                                                  ------------   -------------   ------------
         Statement of operations data:
          Net Loss ..............................   $ (7,373)      $ (10,145)      $ (4,318)
                                                    ========       =========       ========
         Weighted average number of common shares
          used in computations ..................     20,208          18,815         11,976
         Net loss per share .....................   $  (0.36)      $   (0.54)      $  (0.36)
                                                    ========       =========       ========